EXHIBIT 32 - CEO AND CFO CERTIFICATION


Exhibit 32.1

                     Statement Furnished Pursuant to
              Section 906 of the Sarbanes-Oxley Act of 2002

         The undersigned are the Chief Executive Officer and Chief Financial Officer of OBN Holdings, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
This Certification accompanies the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2006 (the "10-QSB Report").

The undersigned certifies that the 10-QSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-QSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: May 30, 2007                        /s/ ROGER N. SMITH
                                       --------------------------------
                                           Roger N. Smith
                                           Chief Executive Officer

Date: May 30, 2007                       /s/ LARRY TAYLOR
                                      ---------------------------------
                                           Larry Taylor
                                           Chief Financial Officer